UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2004

FARMLAND INDUSTRIES, INC.
Debtor-in-possession as of May 31, 2002
(Exact name of registrant as specified in its charter)

Kansas	001-11629	44-0209330
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 W. 26th Avenue
North Kansas City, Missouri	64116
(Address of principal executive offices)	(Zip Code)

816‑502‑1402
(Registrant's telephone number, including area code)

12200 North Ambassador Drive
Kansas City, Missouri  64163
(Former name or former address, if changed since last report)

ITEM 2.           Acquisition or Disposition of Assets

Effective March 3, 2004, Farmland consummated the sale of substantially all of our petroleum marketing assets and our crop production nitrogen plant located in Coffeyville, Kansas to Coffeyville Resources, LLC, an affiliate of Pegasus Partners II, L.P.  The sale of our petroleum marketing assets and our crop production nitrogen plant were in conjunction with our reorganization proceedings and were subject to approval by the Bankruptcy Court.  An auction was held for these assets during October 2003 and the Court approved Coffeyville Resources' bid on November 4, 2003.  This transaction resulted in the purchase of assets and inventories and the assumption of certain liabilities by the buyer.  At closing, we received approximately $108 million in cash, and the following escrows were established out the funds so received:

  $6.4 million to be held in escrow pending completion of the calculation of the working capital payment which forms part of the purchase price;

  $5.0 million to be held in escrow for claims, if any, against us for, among other things, breaches of representations, warranties and covenants included in the purchase agreement;

  $3.6 million to be held in escrow for claims against us relating to a product supply agreement assigned to the buyer;

  $30.0 million to be held in escrow for mechanics lien claims against us relating to the assets sold; and

  $15.0 million to be held in escrow pending the completion by Coffeyville Resources of certain assumed environmental projects.

The sales proceeds that have been received (or that may be received after resolution of the entitlements to the amounts placed in escrow) will be held as cash reserves and thereafter, subject to the effectiveness and consummation of our plan of reorganization, will be available for distribution to creditors.

With this sale, we believe we have satisfied the final significant condition to the effectiveness and consummation of our plan of reorganization and expect that the plan will become effective in May 2004 and that distributions to creditors will commence approximately sixty days after the effective date.  We cannot, however, assure you that the plan will become effective or be consummated or as to the timing of distributions if the plan is consummated.

Our remaining assets consists primarily of:

  cash and cash equivalents of approximately $820 million;

  grain elevators leased to Archer-Daniels-Midland Company; and

  various joint venture interest which we are negotiating to sell.

Exhibits

2.A	Amended and Restated Asset Sale and Purchase Agreement between Farmland Industries, Inc. and Coffeyville Resources, date November 4, 2003.
2.B	Letter to Bob Terry re Amended & Restated Asset Sale and Purchase Agreement between Farmland Industries, Inc. and Coffeyville Resources, dated January 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FARMLAND INDUSTRIES, INC.
(Registrant)

By:	/s/ STEVEN R. RHODES
Steven R. Rhodes
Executive Vice President
and Chief Financial Officer

Date:  March 16, 2004

EXHIBIT INDEX

2.A	Amended and Restated Asset Sale and Purchase Agreement between Farmland Industries, Inc. and Coffeyville Resources, dated November 4, 2003.
2.B	Letter to Bob Terry re Amended & Restated Asset Sale and Purchase Agreement between Farmland Industries, Inc. and Coffeyville Resources, dated January 30, 2004.

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